UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 25, 2014

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky (State or other jurisdiction of incorporation)	0-20372 (Commission File Number)	61-0875371 (IRS Employer Identification)

9901 Linn Station Road, Louisville, Kentucky (Address of principal executive offices)	40223 (Zip code)

(502) 394-2100

(Registrant’s telephone number, including are code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Material Definitive Agreement

On April 25, 2014, we entered into an amended and restated credit facility (the “2014 Credit Agreement”) in an aggregate principal amount of $650 million, which amended our April 5, 2012 senior secured credit facility and the related Term Loan A. The 2014 Credit Agreement consists of a Term Loan A (the “Term Loan A”) in an aggregate principal amount of $200 million, a revolving credit facility (the “Revolving Facility”) in an aggregate principal amount of $250 million, and a Delayed-Draw Term Loan A in an aggregate amount of $200 million. At closing, proceeds from the new Term Loan A and Revolving Facility were used to (i) refinance the prior Revolver and Term Loan A, (ii) fund a distribution to shareholders of approximately $130 million, (iii) fund related transaction fees and expenses, and (iv) used for working capital and other general corporate purposes permitted under the 2014 Credit Agreement, including certain acquisitions and investments. The Term Loan A, the Revolving Facility and the Delayed-Draw Term Loan (if drawn upon) each mature on April 25, 2019. The Term Loan A will amortize in an aggregate annual amount equal to a percentage of the original principal amount of the Term Loan A beginning September 30, 2014 as follows: (i) 5% during each of the first two years after funding, (ii) 7.5% during the third year after funding, (iii) 10% during the fourth year after funding and, (iv) 12.5% during the final year of the term. The balance of the Term Loan A is payable at maturity. Pricing for the Term Loan A will be variable, at the London Interbank Offer Rate (LIBOR) plus 225 basis points. LIBOR is defined as having no minimum rate. The Delayed-Draw Term Loan may be drawn within 12 months from the closing date to call the 10.75% Senior Unsecured Notes due 2019 (which are callable on 1/15/15) and other uses allowed in the 2014 Credit Agreement. The 2014 Credit Agreement also provides that, upon satisfaction of certain conditions, the Company may increase the aggregate principal amount of loans outstanding thereunder by up to $175 million, subject to receipt of additional lending commitments for such loans. The loans and other obligations under the 2014 Credit Agreement are (i) guaranteed by Onex Rescare Holdings Corp. (“Holdings”) and substantially all of its subsidiaries (subject to certain exceptions and limitations) and (ii) secured by substantially all of the assets of the Company, Holdings and substantially all of its subsidiaries (subject to certain exceptions and limitations). The 2014 Credit Agreement contains financial covenants which require us to maintain specific ratios with respect to interest coverage and leverage.

Outstanding amounts under the Term Loan A and the Revolving Facility will each initially bear interest at a rate per annum equal to, at the Company’s option, either (a) LIBOR plus 2.25% or (b) a Base Rate (equal to the highest of (i) the federal funds rate plus 1.25%, (ii) the Agent’s prime rate and (iii) LIBOR plus 1.00%) plus 1.25%. From and after delivery to the Administrative Agent of financial statements for the fiscal quarter ending on or about September 30, 2014, the margins over LIBOR and the Base Rate may be adjusted periodically based on the total debt ratio of the Company, with 2.25% per annum being the maximum LIBOR margin and 1.25% per annum being the maximum Base Rate margin established by such adjustment mechanism. The Company is required to pay a commitment fee on the unused commitments under the Revolving Facility at an initial rate equal to 0.40% per annum (subject to a similar leverage-based step-down).

The terms of the 2014 Credit Agreement require the Company and its subsidiaries (on a consolidated basis and subject to certain exceptions) to meet the following financial tests:

•                 maintenance of maximum adjusted consolidated funded indebtedness to consolidated EBITDA of not more than 4.25 to 1, initially, and decreasing to 3.50 to 1 over the life of the 2014 Credit Agreement; and

•                 maintenance of minimum consolidated EBITDA to consolidated interest charges of 2.25 to 1 over the life of the 2014 Credit Agreement.

In addition, the 2014 Credit Agreement contains customary provisions related to the proceeds of asset sales or casualty events (subject to certain limitations, exceptions and reinvestment rights) and certain covenants that, among other things, restrict additional indebtedness, liens and encumbrances, loans and investments, acquisitions, dividends and other restricted payments, transactions with affiliates, asset dispositions, mergers and consolidations, prepayments, redemptions and repurchases of other indebtedness and other matters customarily restricted in such agreements and, in each case, subject to certain exceptions.

The 2014 Credit Agreement also contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, certain ERISA events, judgments in excess of specified amounts, certain impairments to the guarantees or collateral documents, and change in control defaults.

Certain of the lenders under the 2014 Credit Agreement (or their affiliates) have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions. In addition, Olivia F. Kirtley, one of the independent members of the Company’s board of directors, also serves as a director of U.S. Bancorp, an affiliate of one of the lenders under the 2014 Credit Agreement.

The above description of the 2014 Credit Agreement is qualified in its entirety by reference to the full text of the 2014 Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02              Termination of Material Definitive Agreement

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.             Financial Statements and Exhibits.

Exhibit 10.1                              $650,000,000 Amended & Restated Credit Agreement dated as of April 25, 2014, among ResCare, Inc., as Borrower, Onex Rescare Holdings Corp., as Holdings, the Guarantors from time to time party hereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, the other Lenders from to time to time party hereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and RBC Capital Markets, as Joint Lead Arrangers and Joint Bookrunners, JPMorgan Chase Bank, N.A. and Royal Bank of Canada, as Syndication Agents and RBS Citizens, N.A., Regions Bank, N.A. and U.S. Bank National Association, as Documentation Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: May 1, 2014	By	/s/ Donald Ross Davison
Donald Ross Davison
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

10.1

$650,000,000 Amended & Restated Credit Agreement dated as of April 25, 2014, among ResCare, Inc., as Borrower, Onex Rescare Holdings Corp., as Holdings, the Guarantors from time to time party hereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, the other Lenders from to time to time party hereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and RBC Capital Markets, as Joint Lead Arrangers and Joint Bookrunners, JPMorgan Chase Bank, N.A. and Royal Bank of Canada, as Syndication Agents and RBS Citizens, N.A., Regions Bank, N.A. and U.S. Bank National Association, as Documentation Agents.